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Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement No. 333-111465 of dj Orthopedics, Inc. on Form S-3 of our report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for goodwill and other intangible assets with indefinite lives as required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, dated January 29, 2003, relating to OrthoLogic Corp. and subsidiaries for the year ended December 31, 2002, and appearing in the Current Report on Form 8-K of dj Orthopedics, Inc. filed on December 3, 2003.

        We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Phoenix, Arizona
January 22, 2004

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INDEPENDENT AUDITORS' CONSENT